                                                                    Exhibit 99.1


         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

                                XATA CORPORATION

                      _____________ SHARES OF COMMON STOCK

                           (PAR VALUE, $.01 PER SHARE)

                        ---------------------------------

         This prospectus relates to up to __________ shares of the common stock of XATA Corporation ("XATA," the "Company," "we," "our," or "ours") which may be sold from time to time by the selling security holders identified in this prospectus.

         Our common stock is listed on the Nasdaq SmallCap Market under the symbol "XATA." On _______________, 2004, the last sales price of our common stock as reported on the Nasdaq market was $____ per share.

         INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THESE RISKS.

                        ---------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------







               THE DATE OF THIS PROSPECTUS IS _____________, 2004.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

XATA CORPORATION..................................................................................................1

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS..................................................................1

USE OF PROCEEDS...................................................................................................1

SELLING STOCKHOLDERS..............................................................................................1

PLAN OF DISTRIBUTION..............................................................................................1

LEGAL MATTERS.....................................................................................................1

EXPERTS...........................................................................................................1

MATERIAL CHANGES..................................................................................................1

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION..............................................................1

WHERE YOU CAN FIND MORE INFORMATION...............................................................................1

                                XATA CORPORATION

         XATA Corporation ("XATA" or the "Company") is the leader in onboard fleet management solutions for the private fleet trucking market. XATA's products seamlessly combine global positioning, wireless communication and fleet management software to help companies create enterprise-wide fleet management systems.

         XATA's systems provide mobile two-way messaging and real-time vehicle location. Additionally, XATA's products automate Department of Transportation ("DOT") driver log requirements and state fuel tax reporting, as well as collect data for vehicle diagnostics, driver performance and mileage. The Company's proven solutions enable its customers to reduce fuel costs, increase operational efficiencies, improve safety and enhance customer service.

         We are incorporated under the laws of the State of Minnesota and our principal executive offices are located at 151 East Cliff Road, Suite 10, Burnsville, MN 55337. Our telephone number is (952) 894-3680, our fax number is
(952) 894-2463, and our website is www.xata.com.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future and may be identified by the use of words (or the negative thereof) such as "believe," "intend," "anticipate," "expects," and other words of similar import. These words indicate "forward-looking statements" and are thus prospective. These statements reflect our current expectations regarding (i) our future profitability and liquidity,
(ii) the benefits to be derived from business strategy and (iii) other future developments in our business or the industry in which we operate.

         Forward-looking statements may also be found in the information incorporated by reference under the heading "Where You Can Find More Information," and may include statements relating to:

          o    our business development activities;

          o    sales and marketing efforts;

          o the status of material contractual arrangements including the negotiation or re-negotiation of such arrangements;

          o    future capital expenditures;

          o the effects of regulation and competition on our business and future operating performance; and

          o the costs, timing, results, benefits and risks associated with our research, development, and commercialization of new products.

         Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors. Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that various risks, which are described under the heading "Risk Factors" in Part I, Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on December 29, 2003, as amended, modified or supplemented in any future filing with the SEC, could cause our actual results to differ from what we have stated in any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock.

                              SELLING STOCKHOLDERS

         The shares of common stock being offered by the selling security holders represent shares that are issuable upon conversion of preferred stock and exercise of warrants. We are registering the shares so that the selling security holders may offer the shares for resale from time to time.

         The table below lists the selling security holders and other information regarding the beneficial ownership of the common stock by each of the selling security holders. The second column lists, for each selling security holder, the number of shares of common stock held by such security holder or issuable (pursuant to options or warrants) to such security holder within 60 days of February 20, 2004. The third column lists the shares offered by each selling security holder. The selling security holders may sell all, some, or none of their shares in this offering. The fourth column shows the ownership of each selling stockholder, assuming sale of all shares offered by such stockholder. See "Plan of Distribution."

Name and Address(1) of Selling         Shares Beneficially Owned     Shares to be Offered      Shares Beneficially
Stockholder                              Prior to the Offering          by the Selling       Owned After the Offering
------------------------------         -------------------------          Stockholder        ------------------------
                                        Number        Percentage     ---------------------     Number     Percentage
                                     ------------     ----------                             --------     ----------
Carl M. Fredericks                    61,326(2)(3)        *                 10,826             50,500          *
Roger W. Kleppe                       61,741(2)           *                 10,826             50,915          *
Stephen A. Lawrence                   76,982(2)(4)       1.1%                9,867             67,115          *

-------------------------
 *   Less than 1%.
(1) The address of all selling stockholders is c/o XATA Corporation, 151 E. Cliff Road, Suite 10, Burnsville, MN 55337. Each of the selling stockholders is a member of the Board of Directors of XATA.
(2) Includes shares of common stock issuable upon exercise of currently exercisable options and warrants as follows: Stephen A. Lawrence -- 50,000 shares; Roger W. Kleppe -- 40,000 shares; Carl M. Fredericks -- 40,000 shares.
(3) Includes 9,250 shares held by Carl M. Fredericks SEP IRA and 12,076 shares held by Carl M. Fredericks Revocable Trust U/A Dtd 11/24/76.
(4) Includes 10% of the 88,151 shares of common stock held by XATA Investment Partners, LLC, a limited liability company in which Mr. Lawrence is a member.


                              PLAN OF DISTRIBUTION

         We are registering shares of common stock to permit the resale of the shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale. We will bear all fees and expenses incident to the registration of the shares of common stock.

The selling security holders have advised us that there are presently no underwriting arrangements with respect to the sale of the shares; however, such arrangements may exist in the future. The selling security holders, or their pledges, donees, transfers or other successors in interest, may choose to sell all or a portion of their common stock from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

          (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

          (2)  in the over-the-counter market,

          (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

          (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

          (5)  by any other legally available means.

         If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock estimated to be approximately $5,000 in total, including, without limitation, Securities and Exchange Commission filing fees, expenses of compliance with state securities or "blue sky" laws and transfer agent fees relating to sales pursuant to this prospectus; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any.

         Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

         Legal matters related to the issuance of the shares of common stock being offered by this prospectus will be passed upon for us by the law firm of Moss & Barnett, A Professional Association, Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2003 have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                MATERIAL CHANGES

         There have been no material changes in the financial condition of the Company since its Report on Form 10-KSB for the fiscal year ended September 30, 2003, except for the receipt of proceeds of its sale of Series B Convertible Preferred Stock, as described in its Report on Form 10-QSB filed on February 13, 2004.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                          FOR SECURITY ACT LIABILITIES

         XATA's amended and restated Articles of Incorporation, as amended and restated, limit personal liability for breach of the fiduciary duty of its directors, to the fullest extent provided by the Minnesota Business Corporation Act. Articles eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to XATA, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability occurring prior to the date such provision was added. Any amendment to or repeal of these provisions will not be applied retroactively to adversely affect any right or protection of a director with respect to any acts or omissions occurring prior to the amendment or repeal.

         The Minnesota Business Corporation Act and XATA's Bylaws provide that officers and directors of XATA have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. However, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is therefore unenforceable.

         In addition, we have entered into indemnification agreements with Trident Capital, Inc. (the controlling entity of the holders of the Series B Convertible Preferred Stock) and the two persons designated as directors of the Company by Trident Capital which is intended to hold them harmless from liability they may incur as a "controlling person," in the case of Trident Capital, and as directors, with respect to the individual appointees.

         Section 302A.671 of the Minnesota Business Corporation Act (the "Minnesota Act") applies with certain exceptions, to any acquisition of voting stock of XATA, including the receipt of a proxy, from a person other than XATA, and other than in connection with certain mergers and exchanges to which XATA is a party, that results in the beneficial ownership by the acquiring party of 20% or more of the Company's voting stock then outstanding. Under Section 302A.671 any such acquisition must be approved by a majority vote of XATA's shareholders. In general, in the absence of such approval, shares exceeding the threshold are denied voting rights and may be redeemed by XATA at their then fair market value within 30 days after the acquiring person fails to give a timely information statement to the Company or after the date that shareholders vote not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Act generally prohibits any business combination by a Minnesota company with any shareholder that purchases 10% or more of the company's voting shares (an "interested shareholder") within four years following the interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the company before the share acquisition.

         These statutory provisions could delay or prevent a change in control of XATA.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read, or copy, any document we file at the public reference room maintained by the Commission at 450 Fifth Street NW, Washington, DC 20549, and at the following regional offices of the Commission: New York Regional Office, 233 Broadway, New York, New York 10279; and Chicago Regional Office, Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this information can be obtained by mail from the Commission's Public Reference Branch at 450 Fifth Street NW, Washington, DC 20549. In addition, our filings with the Commission are also available to the public on the Commission's internet website at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.

         The registration statement, together with its exhibits and schedules, which we filed with the Commission, may also be reviewed and copied at the public reference facilities of the Commission located at the addresses set forth above. Please call the Commission at 1-800-SEC-0330 for further information on its public reference facilities.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is complete:

          o Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 (File No. 0-27166); and

          o The description of our common stock, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, as declared effective by the SEC on December 20, 1995, and any description of any of our securities which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.